SALES CONTRACT

THIS AGREEMENT is made and entered into this 31st day of March, 2015 (the “Effective Date”), by and between NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company (hereinafter referred to as the “Seller”), and VISTA ACQUISITIONS, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”).

ARTICLE I -- PROPERTY TO BE CONVEYED

A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain parcel of land described on Exhibit A attached hereto and by this reference incorporated herein (hereinafter referred to as the “Land”, or the “Property”).

B. The Land consists of approximately 12.965 acres of real property located in Land Lots 25 and 26 of the 17th District, and in Land Lots 385 and 386 of the 19th District, Fulton County, Georgia, together with all plants, shrubs and trees located thereon, and together with all rights, ways and easements appurtenant thereto, including, without limitation, all of Seller’s right, title and interest in and to the land underlying and the air space overlying any public or private ways or streets crossing or abutting the real estate.

ARTICLE II -- PURCHASE PRICE

The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00). Subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:

A. Within one business day following the Effective Date, Purchaser shall deposit with Slutzky, Wolfe and Bailey, LLP (the “Escrow Agent”) the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (such amount is hereinafter referred to as the “Initial Deposit”), by check subject to collection or by wire-transfer, which such amount shall be deposited in a non-interest-bearing account. At the time of and conditioned upon satisfaction of the condition precedent set forth in Section IX A hereof, Purchaser shall pay to Escrow Agent an additional Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) which will be deposited in the same non-interest-bearing account as was deposited the Initial Deposit (which subsequent $250,000.00 is hereinafter referred to as the “Subsequent Deposit”). The Initial Deposit and the Subsequent Deposit are hereinafter collectively referred to as the “Deposit”. The Deposit shall be applied toward the Purchase Price due at Closing (as hereinafter defined) if the Closing contemplated herein is consummated as herein provided, or shall otherwise be applied as elsewhere provided in this Agreement.

B. At the Closing, Escrow Agent shall pay the Deposit to Seller to be applied against the Purchase Price, and the balance of the Purchase Price shall be paid to Seller at Closing by wire-transfer of funds immediately available to Seller.

C. (i) The Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section II C.

(ii) The duties of the Escrow Agent shall be as follows:

(a) During the term of this Agreement, the Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

(b) The Escrow Agent shall pay the Deposit in accordance with the joint written instructions of Seller and Purchaser in any of the following events: (i) if this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or (ii) if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or (iii) if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid. In the event that such written instructions shall not be received by the Escrow Agent within ten (l0) days after the Escrow Agent has served a written request for instructions upon Seller and Purchaser, then the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(c) No fee or charge shall be due or payable to the Escrow Agent for its services as escrow holder.

(d) By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.

(e) Purchaser and Seller hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

(f) All investments by Escrow Agent will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day. All investments shall be subject to the rules, regulations, policies and procedures of the bank depository (hereinafter referred to as the “Depository”) in which such monies are deposited.

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(g) The Deposit may be processed for collection in the normal course of business by Escrow Agent, which may commingle funds received by it with escrow funds of others in its regular escrow account at the Depository. Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.

(h) Escrow Agent shall not be liable for loss or damage resulting from:

(i) any good faith act or forbearance of Escrow Agent;

(ii) any default, error, action or omission of any party, other than Escrow Agent;

(iii) any defect in the title to any property unless such loss is covered under a policy of title insurance issued by the Escrow Agent;

(iv) the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

(v) the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;

(vi) Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;

(vii) Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceedings; or

(viii) any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

(i) Escrow Agent shall be fully indemnified by the parties hereto for all of its expenses, costs, and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent. Such costs, expenses or attorney’s fees may be deducted from the Deposit.

(j) If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney’s fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

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ARTICLE III – TITLE AND SURVEY

A. Purchaser shall have the right to obtain any survey (the “Survey”) of the Property desired by Purchaser. However, the legal description contained in the Deed (hereinafter defined in Section IV A hereof) shall be that set forth on Exhibit A attached hereto. At the request of Purchaser, at the Closing, the Seller shall also deliver to Purchaser a Quitclaim Deed using the legal description based upon the metes and bounds legal description in the Survey, provided, however, such quitclaim deed shall be expressly subject to the easements and other rights in favor of the Fulton County Board of Education respecting land adjacent and to the west of the Land as evidenced by the Permitted Exception listed as item 17 in Exhibit B attached hereto and by this reference incorporated herein or as set forth in the Limited Warranty Deed in favor of the Fulton County Board of Education recorded in Deed Book 53314, page 605, et seq., Fulton County, Georgia records.

B. Purchaser shall, at Purchaser’s expense, obtain an owner’s title insurance commitment (the “Commitment”) from a national title insurance company with offices in Atlanta, Georgia (the “Title Company”), together with legible copies of all matters referred to therein as exceptions to title. Prior to April 20, 2015, Purchaser shall deliver to Seller a statement of any objections to Seller’s title to the Property and any objections as to matters disclosed by the Survey or any other survey obtained by Purchaser. Seller shall have until April 24, 2015 to cure any such objections, but Seller shall have no obligation to cure any such objections. In the event Seller fails or refuses to cure such objections on or before April 30, 2015 (hereinafter referred to as the “Hard Date”), then Purchaser shall elect by written notice to Seller on or before the Hard Date, to either (i) terminate this Agreement and receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity (defined in Section IX A below); or (ii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price. If Purchaser does not provide Seller written notice of Purchaser’s election as above provided, then Purchaser shall be deemed to have waived such objections as provided in the aforesaid item (ii). All matters as to which Purchaser has agreed to accept title subject to in accordance with this Section III B and all of those matters set forth on Exhibit B attached hereto and by this reference incorporated herein are hereinafter referred to as the “Permitted Exceptions”. Purchaser’s right to terminate the Agreement after the Hard Date shall be limited to either (i) as set forth in this Article III, (ii) a default by Seller under this Agreement in closing the transaction on the Closing Date, or (iii) the failure of any of the conditions precedent set forth in Article IX.

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C. Purchaser shall have the right to have its title examination and Survey updated until the Closing Date (hereinafter defined), and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection and which were not of record as of the effective date of the Commitment, as to title matters, or which were not shown on the Survey, as to survey matters (any such new matter being referred to as a “New Objection”), Purchaser shall deliver to Seller a statement of any such New Objections and Seller shall have until the Closing Date to cure all such New Objections. In the event that Seller fails to cure such New Objections on or before the Closing Date and provided that such New Objection was created by Seller after the Effective Date , (i) Purchaser may terminate this Agreement by written notice to Seller given on or before the Closing Date, whereupon Purchaser shall receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity, or (ii)  if such New Objection may be cured by the payment of a liquidated amount of money, Purchaser may cure such New Objections and deduct the reasonable cost thereof from the Purchase Price otherwise payable by Purchaser at Closing. Seller agrees not to convey or encumber title to the Land after the Effective Date or to enter into a lease of all or any portion of the Land after the Effective Date.

D. In the event Purchaser raises a New Objection which is not cured by Seller prior to the Closing Date which was not created by Seller after the Effective Date, and was not created by Purchaser or any contractor or agent of Purchaser (an “Innocent New Objection”), the Closing Date shall automatically be extended for thirty (30) days upon notice by either party to the other prior to the original scheduled Closing Date, and during such thirty (30) day period Seller and Purchaser shall each have the right, but not the obligation, at its own expense, to attempt to cure such Innocent New Objection, and in the event that at the end of such thirty (30) day period the Innocent New Objection has not been cured, Purchaser may elect by notice to Seller given on or before one (1) day after such thirty (30) day period either (i) to terminate this Agreement whereupon Purchaser shall receive a full refund of the Deposit from Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity, or (ii) waive such Innocent New Objection and close the transaction contemplated herein without reduction of the Purchase Price.

ARTICLE IV -- ITEMS TO BE DELIVERED BY SELLER AT CLOSING

At Closing Seller agrees to deliver the following items to Purchaser. Drafts of all documents to be delivered at Closing as specified in this Agreement shall be prepared by Seller’s counsel except for those specified in Section V B hereof which will be prepared by Purchaser or its counsel.

A. Title to the Property shall be conveyed by a limited warranty deed (herein called the “Deed”) which will (i) contain a limited warranty of title to the effect that Seller will warrant title to the Purchaser as against any claim by any person owning, holding or claiming by, through or under Seller, but not otherwise; and (ii) be subject to the Permitted Exceptions.

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B. A Seller’s Title Affidavit showing that all debts for labor and materials in respect of the Land incurred by Seller have been paid in full, and that no person has any possessory rights with respect to the Land except pursuant to the Permitted Exceptions, and that no broker or finder has been engaged by Seller.

C. A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

D. A duly executed IRS Form 1099-S, a duly executed Designation of Reporting Agent Agreement and a duly executed Transferor Identification Certificate.

E. A duly executed Affidavit of Seller’s Residence that pursuant to O.C.G.A. §48-7-128, no withholding from the proceeds of the transaction contemplated herein is required.

F. Such evidence as is required by the Title Company to delete any and all security deeds encumbering the Land from the Commitment to be marked at Closing.

G. Evidence acceptable to the Title Company that those acting for Seller have full authority to consummate the transaction contemplated in this Agreement.

H. The Quitclaim Deed referred to in Section III A.

I. A Bring-Down Certificate executed by Seller as specified in the last paragraph of Article XI.

J. Estoppel Letter from the association created pursuant to the document specified in item 14 of Exhibit B attached hereto.

K. To the extent assignable, an Assignment of all of Seller’s right, title and interest in and to all permits and approvals affecting the Property.

L. A Purchase and Sale Closing Statement.

M. Any other documents referred to or specified in this Agreement or deemed reasonably appropriate by Purchaser’s and Seller’s counsel.

ARTICLE V -- ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

At Closing, Purchaser agrees to deliver the following items to Seller:

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A. The Purchase Price as required by and in the manner specified in Section II B hereof.

B. Evidence reasonably acceptable to Seller that those acting for Purchaser have full authority to consummate the transaction contemplated in this Agreement.

C. A Purchase and Sale Closing Statement.

D. Any other documents referred to or specified in this Agreement or deemed reasonably appropriate by Seller’s and Purchaser’s counsel.

ARTICLE VI -- TIME AND PLACE OF CLOSING AND CLOSING COSTS

A. The consummation of the transaction contemplated herein shall take place on June 29, 2015 through an escrow closing conducted by the Escrow Agent. Purchaser and Seller each agrees to deliver to the Escrow Agent all documents and instruments required to be executed and delivered by each of them at the Closing, respectively, and Purchaser agrees to deposit with the Escrow Agent by wire-transfer of immediately available funds the amount of the Purchase Price, less the amount of the Deposit plus the amount of costs and expenses required to be paid by Purchaser hereunder plus the net amount of all prorations and adjustments due from or to Purchaser as provided in this Agreement, all sufficiently in time so as to allow the Escrow Agent to conduct the Closing by no later than 2:00 p.m., Atlanta, Georgia time on the Closing Date. The consummation of the transaction contemplated herein is herein referred to as the “Closing”, and the date the Closing occurs is herein referred to as the “Closing Date”.

B. At Closing, Seller shall pay the transfer tax incident to the Deed and the costs of recording satisfactions of the deed to secure debt and UCC financing statements encumbering the Property, if any. At Closing, Purchaser shall pay all other expenses with respect to the Closing of the transaction contemplated herein, including, without limitation, the cost of any Survey obtained by Purchaser, recording fees, and the premium incident to any title insurance policy to be issued to Purchaser, except that Seller and Purchaser will each pay their own attorney’s fees and one-half of the Escrow Agent’s escrow fee for conducting the Closing, not to exceed $500.00 to be paid by each of them.

C. Possession of the Property will be delivered by Seller to Purchaser on the Closing Date.

ARTICLE VII -- APPORTIONMENTS

The following items shall be apportioned at Closing and as of the Closing Date:

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A. Seller shall be entitled to receive all income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date. Without limitation to the foregoing, all owners’ association fees and assessments, and all real property taxes, including the current installment for any assessment (special, bond, or otherwise), shall be prorated based on the amount of such fees, assessments and taxes for the year during which the Closing occurs. In the event current year’s taxes are not available at the time of Closing, such proration shall be based upon the amount of such taxes for the previous year, and in the event there is a difference between the current year’s taxes and the taxes for the previous year based upon which the proration was effected, the amount of such taxes shall be reprorated immediately upon demand being made therefor by one party upon the other. In the event that any income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser within ten (10) days after such is discovered. Purchaser and Seller shall also prorate as of the Closing Date such other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property. This Section VII A shall survive the Closing of the transaction contemplated herein, but only for a period of ninety (90) days after which all prorations and adjustments shall be final between Seller and Purchaser, except for the agreement to reprorate property taxes in the event the proration at Closing is based upon the previous year’s taxes which agreement to reprorate shall survive the Closing for a period of one year from the Closing Date.

ARTICLE VIII -- EMINENT DOMAIN

A. If, prior to the Closing Date, all, or such a material portion of the Land as would make it difficult or impossible for Purchaser to construct its proposed development on the Land, is taken by condemnation or eminent domain or same is pending, or Seller has been given notice of such an intended taking, so much of the Deposit as is held by Escrow Agent shall be returned by Escrow Agent to Purchaser, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity (hereinafter defined). If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against less than such a material portion of the Land as would make it difficult or impossible for Purchaser to construct Purchaser’s proposed development on the Land, the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to the Purchaser at the Closing, all interest of the Seller in and to any condemnation awards which may be payable to the Seller on account of such occurrence. Seller shall notify Purchaser in writing of any notice of contemplated condemnation received by Seller prior to the Closing Date.

ARTICLE IX -- PURCHASER’S CONDITIONS PRECEDENT

Purchaser shall not be required to purchase the Property unless the following conditions precedent have been satisfied:

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A. On or before the Hard Date, Purchaser shall have the right to enter upon the Property for the purpose of conducting soil tests, borings, percolation tests and any other tests, inspections or examinations that Purchaser desires in regard to the engineering and planning for the development of the Property, including, without limitation, such other tests, inspections or examinations as Purchaser may request to determine subsurface or topographic conditions of the Property and/or suitability of the Property for Purchaser’s intended development and such things as Purchaser, in its sole discretion, determines are appropriate for the Property and/or the presence or existence of hazardous chemicals, materials or substances on the Property; provided, however, Purchaser shall not conduct any Phase II environmental testing or inspection of the Property without having first received Seller’s prior written consent, which may be given or withheld by Seller in Seller’s sole discretion. Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer, and Purchaser hereby expressly agrees to indemnify and hold Seller harmless with respect thereto; and provided further, however, that Purchaser hereby expressly agrees to indemnify and hold Seller harmless against any claim, damage or injury to either persons or property arising out of Purchaser’s or its agent’s, employees’ or representatives’ actions under this Section IX A. Prior to entering upon the Land, Purchaser shall deliver to Seller evidence that Purchaser has in effect a broad-form commercial general liability insurance policy having a minimum combined single-limit coverage of not less than $1,000,000.00, and that Purchaser has named Seller as an additional named insured, and Purchaser shall deliver to Seller a Certificate of Insurance to the foregoing effect, naming Seller as an additional named insured. The indemnification and hold harmless provisions contained in this Section IX A are herein collectively referred to as the “Inspection Indemnity”. This Section IX A shall survive the Closing of the transaction contemplated herein or any other termination of this Agreement.

If Purchaser fails to notify Seller and Escrow Agent on or before the Hard Date that the condition precedent set forth in this Section IX A has failed and therefore Purchaser has elected to terminate this Agreement, the condition precedent set forth in this Section IX A shall be deemed satisfied and Purchaser shall be obligated to pay the Subsequent Deposit to Escrow Agent on the Hard Date. Concurrently with the execution of this Agreement, Purchaser has paid to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller’s execution of this Agreement and affording Purchaser the time from the Effective Date until the Hard Date to determine whether or not the Property is satisfactory for acquisition by Purchaser.

B Seller shall have fully and completely kept, observed, performed, satisfied and complied in all material respects with all terms, covenants, conditions, agreements, requirements, restrictions and provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller on the Closing Date.

C. Purchaser shall not have terminated this Agreement pursuant to an express right so to terminate set forth in this Agreement.

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If any of the foregoing conditions have not been satisfied or performed on or as of the Closing Date, Purchaser shall have the right, at Purchaser’s option, either (i) to terminate this Agreement by giving written notice to Seller on or before the Closing Date, in which event all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void except for the Inspection Indemnity, or (ii) if such failure of condition constitutes a default by Seller under Section XII B of this Agreement, to exercise such rights and remedies specified in Section XII B. In the event Purchaser exercises item (i) of the foregoing sentence, the Deposit shall be refunded to Purchaser immediately upon request.

ARTICLE X – DELIVERIES BY SELLER

To the extent not delivered by Seller to Purchaser before the Effective Date, Seller agrees to deliver to Purchaser within three (3) business days after the Effective Date copies of any and all of the following documents and records in Seller’s possession related to the Property:

1. The latest dated title insurance policy and copies of the title documents referenced in the title policy;

2. Ad valorem tax bills for the years 2012, 2013 and 2014, any notice with respect to a change in assessed value of the Land from that used in the 2014 tax bill, and any appraisal of the Land;

3. Phase I environmental reports and any laboratory results from any testing of material or soil from the Land;

4. Copy of the survey from which the legal description of the Land attached as Exhibit A hereto was prepared and any subsequent surveys of the Property;

5. All currently effective permits, zoning letters and approvals;

6. All development plans, site plans, architectural drawings and similar materials; provided, however, by execution of this Agreement, Purchaser acknowledges that Purchaser may not make use of any architectural drawings or similar materials without Seller’s consent which may be given or denied by Seller in its sole discretion.

ARTICLE XI -- REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents, warrants and covenants to and with Purchaser, knowing that Purchaser in entering into this Agreement is relying on each such representation, warranty and covenant, as follows:

A. Seller is a limited liability company duly organized and validly existing under the laws of its state of organization. Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms hereof, and Seller has granted no option or right of first refusal to any person or entity to purchase the Property and has not entered into any other contract to sell the Property. This Agreement and all other agreements to be executed by Seller in connection herewith have been (or upon execution will have been) duly executed and delivered by Seller, have been effectively authorized by all necessary action, and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

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B. To the best of Seller’s knowledge, there are no parties in possession of the Property or entitled to possession thereof other than Seller and other than as provided in the Permitted Exceptions.

C. To the best of Seller’s knowledge, there are no actions, suits or proceedings pending or threatened against, by or affecting Seller which affect title to the Property, or which question the validly or enforceability of this Agreement or of any action taken by Seller under this Agreement, in any court or before any governmental authority, domestic or foreign; and to Seller’s knowledge, there are no pending, threatened or contemplated condemnation actions involving all or any part of the Property.

D. There are no management, maintenance or service contracts with respect to the Property that will affect the Property after Closing other than the Permitted Exceptions.

E. To the best of Seller’s knowledge, no part of the Property has been used for or as a landfill or toxic waste site.

F. To the best of Seller’s knowledge, Seller has good and marketable fee simple title to all of the Property subject to the Permitted Exceptions; and Seller has the lawful right, power, authority and capacity to sell the Property in accordance with the terms, provisions and conditions of this Agreement.

G. Between the date hereof and the earlier of the termination of this Agreement or the Closing Date, Seller shall maintain the Property in the ordinary course of business; shall continue to carry and maintain in force all existing policies of casualty and public liability insurance with respect to the Property; shall not make or enter into any lease or other agreement for the use, occupancy or possession of all or any part of the Property except for the Permitted Exceptions. Seller discloses that the existing land disturbance permit for the Property expires June 7, 2015, and Seller does not covenant with Purchaser to continue the land disturbance permit in effect.

H. There are no leases or other agreements for use, occupancy or possession presently in force with respect to all or any portion of the Property except for the Permitted Exceptions.

I. To the best of Seller’s knowledge, Seller has not received written notice of any presently existing violations of any local, state or federal pollution control laws as the Property is presently being used and occupied; if Seller receives written notice of any such violation, Seller, at its sole expense but not to exceed $50,000.00, shall comply with any requirements of such notice prior to Closing. If the cost of compliance exceeds $50,000.00 and Seller is unwilling to so comply, Seller shall provide notice to Purchaser and Purchaser may within three (3) business days after receipt of such notice terminate this Agreement in which event so much of the Deposit as is then held by Escrow Agent shall be returned to Purchaser and this Agreement shall terminate and be null and void and of no further force or effect except for the Inspection Indemnity.

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ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT NOTWITHSTANDING, IT IS UNDERSTOOD AND AGREED THAT THE PROPERTY IS BEING SOLD AND CONVEYED HEREUNDER, “AS IS, WHERE IS, AND WITH ALL FAULTS” WITH NO RIGHT OF SETOFF OR DEDUCTION TO THE PURCHASE PRICE AND WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH HEREIN. SELLER HAS NOT MADE AND IS NOT MAKING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING THE SUITABILITY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE OR RELATING IN ANY WAY TO HAZARDOUS SUBSTANCES OR ANY ENVIRONMENTAL MATTERS, SUITABILITY OF SOIL OR GEOLOGY, ABSENCE OF DEFECTS OR HAZARDOUS OR TOXIC SUBSTANCES OR WASTE. PURCHASER ACKNOWLEDGES AND REPRESENTS THAT PURCHASER IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING UPON ANY SUCH STATEMENT, REPRESENTATION OR WARRANTY MADE BY SELLER OR BY ANY AGENT OR ANY OTHER PERSON AND BASED SOLELY UPON PURCHASER’S OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY. PURCHASER, FOR PURCHASER AND ITS SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER IN CONNECTION WITH OR ARISING OUT OF ANY PHYSICAL OR ENVIRONMENTAL CONDITION IN, AT, ABOUT OR UNDER THE PROPERTY AND FURTHER RELEASES SELLER FROM AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER ATTRIBUTABLE TO THE PHYSICAL AND ENVIRONMENTAL CONDITION AND QUALITY OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS WASTE, HAZARDOUS OR TOXIC SUBSTANCES, AS THOSE TERMS ARE DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE TOXIC SUBSTANCES CONTROL ACT, AND THE RESOURCE CONSERVATION AND RECOVERY ACT, IN EACH CASE, AS AMENDED, AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME, OR ANY OTHER FEDERAL OR STATE LAWS OR REGULATIONS RELATING TO ENVIRONMENTAL MATTERS IN, AT, ABOUT OR UNDER THE PROPERTY. AS BETWEEN PURCHASER AND SELLER, PURCHASER ASSUMES RESPONSIBILITY AND LIABILITY FOR ALL OBLIGATIONS ARISING SUBSEQUENT TO CLOSING AND ATTRIBUTABLE TO ANY HAZARDOUS SUBSTANCES IN, AT, ABOUT OR UNDER THE PROPERTY, AND AGREES TO INDEMNIFY SELLER FROM ANY LIABILITY RESULTING FROM THE PRESENCE ON, OR RELEASE FROM, THE PROPERTY OF ANY HAZARDOUS WASTE OR HAZARDOUS OR TOXIC SUBSTANCES ARISING SUBSEQUENT TO CLOSING AND OCCURRING DURING THE PURCHASER’S OWNERSHIP OF THE PROPERTY. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE AGREEMENTS OF PURCHASER SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND SHALL BE ENFORCEABLE AT ANY TIME.

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As used herein, the words “to the best of Seller’s knowledge” or words of similar import shall mean and refer to the actual and not constructive knowledge, without investigation, of Charles S. Roberts, Executive Vice President of the sole general partner of Seller’s sole member, and not anything which he should have known but did not actually know. Charles S. Roberts shall have no personal liability whatsoever respecting of any Seller’s representations, warranties or covenants or the transaction contemplated in this Agreement.

At the Closing, Seller shall execute and deliver a “Bring-Down Certificate” with respect to the representations and warranties made by Seller in this Article XI stating either that such representations and warranties remain true and correct in all material respects as of the Closing Date or stating any of such representations and warranties which are no longer true and correct in all material respects as of the Closing Date. In the event that Seller’s Bring-Down Certificate specifies that any of Seller’s representations and warranties are no longer true and correct as of the Closing Date in any material respect, (i) if the representation and warranty has changed from the Effective Date to the Closing Date not as a result of a default by Seller under this Agreement, Purchaser’s only rights in respect to such change in representation and warranty shall be to either (a) waive such change and close and consummate the transaction contemplated herein without reduction of the Purchase Price, or (b) terminate this Agreement and receive a refund of the Deposit, after which this Agreement shall be null and void and of no further force or effect and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity; or (ii) if the change in such representation and warranty arises because of Seller’s default under this Agreement, Purchaser shall have its rights and remedies specified in Section XII B hereof.

Anything contained in this Agreement to the contrary notwithstanding, the representations and warranties of Seller contained in this Article X shall not survive the Closing and shall be merged into the Deed.

ARTICLE XII -- DEFAULT AND REMEDIES

A. In the event that the transaction contemplated herein is not closed and consummated because of Purchaser’s failure or breach to perform its obligations hereunder, as Seller’s sole remedy Escrow Agent shall pay the Deposit to Seller as Seller’s liquidated damages, and not as a penalty, it being otherwise difficult or impossible to determine Seller’s actual damages. Seller and Purchaser acknowledge that it is impossible to estimate the actual damages Seller would suffer from Purchaser’s breach of this Agreement, but that the liquidated damages provided herein represent a reasonable pre-estimate of such damages and Seller and Purchaser therefore intend to provide for liquidated damages as herein specified, and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A. §13â€’6â€’7. The foregoing sentence shall in no form or fashion affect Seller’s rights and remedies against Purchaser in connection with the Inspection Indemnity.

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B. In the event that the transaction contemplated herein is not closed and consummated because of Seller’s failure or breach to perform its obligations hereunder, Purchaser shall have the right only (i) to terminate this Agreement by giving notice thereof to Seller and Escrow Agent, and upon receipt of such notice Escrow Agent shall return so much of the Deposit as is then held by Escrow Agent to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity, or (ii) to sue Seller for specific performance of Seller’s obligations under this Agreement; which remedies specified in (i) and (ii) shall be in lieu of any other rights or remedies for Purchaser, including, without limitation, any right or claim for damages; provided, however, in the event that the remedy of specific performance is not available to Purchaser because Seller has voluntarily conveyed the Property after the date of this Agreement, Purchaser shall have the right to sue Seller for the damages occasioned thereby to Purchaser. If Purchaser consummates the transaction contemplated in this Agreement it shall be conclusively deemed to have waived any breach by Seller of any covenant, representation or warranty under this Agreement (but not under any of the documents executed at Closing which shall continue in accordance with their terms) which the Purchaser knew or should have known existed prior to the Closing.

ARTICLE XIII -- NOTICES

A. Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or similar expedited overnight delivery service, all charges prepaid, to the addresses set forth below:

To Seller:

Northridge Parkway, LLC

375 Northridge Road

Suite 330

Atlanta, GA 30350

Attention: Charles S. Roberts

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With a copy to:

ACRE Realty Investors, Inc.

c/o Avenue Capital Group

399 Park Avenue

New York, NY 10022

Attention: Robert Gellert

and  a copy to:

Sanford H. Zatcoff, Esq.

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway

Suite 1800

Atlanta, GA 30339

To Purchaser:

Vista Acquisitions, LLC

2964 Peachtree Road

Suite 585

Atlanta, GA 30305

Attention: Eduard de Guardiola

With a copy to:

Douglas P. Krevolin, Esq.

1201 W. Peachtree Street, NW

Suite 3250

Atlanta, GA 30309

To Escrow Agent:

Slutzky, Wolfe and Bailey, LLP

2255 Cumberland Parkway, SE

Building 1300

Atlanta, GA 30339

Attention: Robert Laney

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notice, demand or request is deposited with FedEx or similar overnight delivery service in accordance with the preceding portion of this Article XII. Any party hereto shall have the right from time to time to designate by written notice to the other such other person or persons and at such other places in the United States as Purchaser or Seller desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder. Notices from Seller may be executed and delivered by a party’s counsel.

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ARTICLE XIV -- BROKERS

A. Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein. In the event any claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, the party so incurring or causing such claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said claim(s).

ARTICLE XV – WARRANTIES, REPRESENTATIONS AND COVENANTS OF PURCHASER

Purchaser represents, warrants and covenants to and with Seller, knowing that Seller is relying on each representation, warranty and covenant, that:

A. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia;

B. There are no actions, suits or proceedings pending or threatened against, by or affecting Purchaser which question the validity or enforceability of this Agreement or of any action taken by Purchaser under this Agreement, in any court or before any governmental authority, domestic or foreign;

C. The execution of and entry into this Agreement and the performance by Purchaser of Purchaser’s duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Property as contemplated by and provided for in this Agreement, are consistent with and not in violation of any contract, agreement or other instrument to which Purchaser is a party, or any judicial order or judgment of any nature by which Purchaser, or any officer of Purchaser, is bound; and this Agreement, and the covenants and agreements of Purchaser under this Agreement, are the valid and binding obligations of Purchaser, enforceable in accordance with their terms; and

D. Purchaser will deliver on the Closing Date all documents and instruments required by this Agreement for the consummation of the purchase and sale of the Property.

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ARTICLE XVI -- MISCELLANEOUS

A. This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller.

B. If Seller desires, Purchaser shall cooperate with Seller in Seller’s effort to effect a tax-free exchange of the Property for other property of like kind pursuant to Internal Revenue Code §1031, and the regulations promulgated thereunder; provided, however, no such exchange shall delay the Closing Date, or require Purchaser to take title to any other real property or cause Purchaser to incur any costs relating thereto, other than minimal costs such as execution of acknowledgment of assignment of this Agreement to Seller’s qualified intermediary, and Seller’s obligations under this Agreement shall not be conditioned upon Seller’s ability to effect such an exchange.

C. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

D. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

E. The captions of this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof.

F. Time is of the essence of this Agreement and each term and provision hereof. In the event that time for performance of any matter hereunder falls on a Saturday, Sunday or legal holiday, the time for performance shall automatically be extended to the next business day.

G. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

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H. All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

I. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

J. Purchaser shall have the right to waive any condition or contingency herein in Purchaser’s favor and Seller shall have the right to waive any condition or contingency herein in Seller’s favor.

K. Anything contained in this Agreement to the contrary notwithstanding, except as specifically set forth in this Agreement to the contrary, the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed.

L. Subject to the provisions of Section XVI M hereof, the provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective successors, assigns and the legal representatives of their estates.

M. This Agreement may not be assigned by Purchaser without the prior written consent of Seller; provided, however, that Purchaser shall have the right without any consent of Seller being required to assign this Agreement to any other entity owned, controlled or managed, directly or indirectly, by Eduard de Guardiola provided that prompt written notice and a copy of any such assignment is delivered to Seller and provided that such assignee assumes all of Purchaser’s obligations under this Agreement.

N. This Agreement may be executed in multiple counterparts and shall be deemed to have become effective when and only when one or more of such counterparts has been signed by or on behalf of each of the parties to this Agreement and delivered to the other party (although it shall not be necessary that any single counterpart be signed by or on behalf of both parties hereto, and all such counterparts shall be deemed to constitute one and the same instrument). Furthermore, the parties agree that (i) this Agreement may be transmitted between them by facsimile transmission or email, (ii) that signature pages to this Agreement may be transmitted between them by facsimile transmission or email, (iii) that facsimile or PDF signatures sent by email shall have the effect of original signatures, and (iv) that a faxed or emailed Agreement containing the signatures (original, faxed or emailed) of all the parties hereto shall be binding on a party when the signature page of such party is transmitted to the other party hereto accompanied by instructions to insert same into a complete original of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

SELLER:

NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company

By: ACRE Realty LP, a Georgia limited partnership, its sole manager

By: ACRE Realty Investors Inc., a Georgia corporation, its sole general partner

By:

Name:

Title:

(CORPORATE SEAL)

[Executions continued on next page]

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PURCHASER: VISTA ACQUISITIONS, LLC, a Georgia limited liability company By: (SEAL) Eduard de Guardiola, Manager

[Executions continued on next page]

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Escrow Agent joins in the execution of this Agreement for the purpose of acknowledging the agreements set forth in this Agreement as to the holding of the Deposit.

ESCROW AGENT: SLUTZKY, WOLFE AND BAILEY, LLP By: Name: Title:

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exhibit a

TRACT ONE:

All that tract of land in Land Lots 25 and 26 of the 17th District, and in Land Lots 385 and 386 of the 18th District, Fulton County, Georgia, described as follows:

Beginning at a point at the intersection of the North right-of-way line of Northridge Parkway (right-of-way varies) with the West line of said Land Lot 385, said point being the True Point of Beginning; Running THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: North 81 degrees 24 minutes 03 seconds West for a distance of 43.13 feet to a POINT; THENCE South 08 degrees 35 minutes 57 seconds West for a distance of 3.47 feet to a POINT; THENCE North 81 degrees 24 minutes 03 seconds West for a distance of 34.91 feet to a pk nail set; THENCE leaving said right-of-way North 09 degrees 32 minutes 31 seconds East for a distance of 33.22 feet to a pk nail set; THENCE North 20 degrees 22 minutes 20 seconds East for a distance of 53.01 feet to a pk nail set; THENCE North 35 degrees 10 minutes 51 seconds East for a distance of 92.75 feet to a pk nail set; THENCE North 00 degrees 08 minutes 26 seconds West for a distance of 129.97 feet to a 1/2“rebar found; THENCE North 00 degrees 04 minutes 15 seconds East for a distance of 157.44 feet to a 1/2“rebar found; THENCE North 53 degrees 35 minutes 55 seconds East for a distance of 137.24 feet to a 3/8“rebar found; THENCE North 62 degrees 58 minutes 05 seconds East for a distance of 167.53 feet to a 1“crimp top pipe; THENCE South 71 degrees 01 minute 34 seconds East for a distance of 51.67 feet to a 1” open top pipe; THENCE South 00 degrees 04 minutes 19 seconds West for a distance of 70.28 feet to a 3/8“rebar found; THENCE South 85 degrees 55 minutes 21 seconds East for a distance of 47.87 feet to a 1“crimp top pipe; THENCE South 85 degrees 26 minutes 22 seconds East for a distance of 49.98 feet to a 1/2“rebar found; THENCE South 85 degrees 33 minutes 17 seconds East for a distance of 149.90 feet to a 1/2“rebar found; THENCE South 85 degrees 01 minute 18 seconds East for a distance of 99.92 feet to a 1/2“rebar found; THENCE South 85 degrees 00 minutes 38 seconds East for a distance of 149.73 feet to a 1“rebar found; THENCE South 85 degrees 07 minutes 06 seconds East for a distance of 38.89 feet to a 1/2“rebar found; THENCE South 03 degrees 10 minutes 27 seconds West for a distance of 474.12 feet to a 1/2“rebar found on the North right-of-way line of said Northridge Parkway (right-of-way varies); Running THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: South 66 degrees 55 minutes 55 seconds West for a distance of 38.49 feet to a POINT; THENCE along a curve to the right having a radius of 778.51 feet and an arc length of 432.82 feet, being subtended by a chord of South 82 degrees 40 minutes 19 seconds West for a distance of 427.27 feet to a POINT; THENCE North 81 degrees 24 minutes 03 seconds West for a distance of 340.98 feet to a POINT; THENCE North 08 degrees 35 minutes 37 seconds East for a distance of 8.47 feet to a POINT; THENCE North 81 degrees 24 minutes 27 seconds West for a distance of 21.45 feet to the True Point of Beginning, said tract being designated “Tract One – 10.929 acres” as shown on plat of ALTA/ACSM Land Title Survey prepared by Precision Planning, Inc. for Northridge Parkway, LLC, Dutch American Finance, LLC, Chicago Title Insurance Company and Paul J. A. van Hessen, bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated February 9, 2012.

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TRACT TWO:

All that tract of land in Land Lot 25 of the 17th District, Fulton County, Georgia, described as follows:

Commence at a point at the intersection of the North right-of-way line of Northridge Parkway (right-of-way varies) with the West line of Land Lot 385 of the 18th District, Fulton County, Georgia, THENCE South 00 degrees 48 minutes 34 seconds East for a distance of 89.73 feet to a 1/2” rebar found on the south right-of-way line of said Northridge Parkway, said point being the True Point of Beginning; THENCE South 00 degrees 32 minutes 22 seconds West for a distance of 74.11 feet to a 1/2” rebar found; THENCE South 61 degrees 01 minute 34 seconds West for a distance of 43.27 feet to a pk nail found in a rock; THENCE North 88 degrees 01 minute 58 seconds West for a distance of 34.84 feet to a POINT; THENCE North 45 degrees 18 minutes 03 seconds West for a distance of 35.67 feet to a POINT; THENCE North 81 degrees 51 minutes 27 seconds West for a distance of 47.05 feet to a POINT; THENCE South 87 degrees 35 minutes 49 seconds West for a distance of 37.47 feet to a POINT; THENCE South 56 degrees 54 minutes 36 seconds West for a distance of 53.53 feet to a POINT; THENCE South 79 degrees 23 minutes 27 seconds West for a distance of 12.71 feet to a POINT; THENCE South 78 degrees 27 minutes 12 seconds West for a distance of 334.23 feet to a 1” open top pipe found; THENCE South 60 degrees 36 minutes 33 seconds West for a distance of 31.31 feet to a 1 1/2” crimp top pipe found; THENCE South 86 degrees 32 minutes 28 seconds West for a distance of 234.61 feet to a POINT; THENCE North 84 degrees 33 minutes 25 seconds West for a distance of 31.85 feet to a POINT; said point being along the Easterly right-of-way of Roswell Road (A.K.A. Georgia Highway #9; right-of-way varies), Running THENCE along said right-of-way line of Roswell Road, the following courses and distances: THENCE North 02 degrees 18 minutes 44 seconds West for a distance of 58.99 feet to a concrete monument found; THENCE North 72 degrees 43 minutes 10 seconds East for a distance of 51.86 feet to a concrete monument found; THENCE North 03 degrees 12 minutes 14 seconds West for a distance of 18.88 feet to a concrete monument found; THENCE North 72 degrees 21 minutes 59 seconds West for a distance of 53.37 feet to a concrete monument found; THENCE North 02 degrees 45 minutes 39 seconds West for a distance of 44.00 feet to a concrete monument found; THENCE North 84 degrees 20 minutes 00 seconds East 14.52 feet to a concrete monument found; THENCE North 02 degrees 37 minutes 47 seconds West for a distance of 13.12 feet to a concrete monument found, said point being at the intersection of the Easterly right-of-way of Roswell Road (right-of-way varies) and Southerly right-of-way of Northridge Parkway (right-of-way varies); THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: THENCE along a curve to the right having a radius of 138.06 feet and an arc length of 67.05 feet, being subtended by a chord of North 85 degrees 46 minutes 26 seconds East for a distance of 66.39 feet to a POINT; THENCE South 79 degrees 46 minutes 41 seconds East for a distance of 279.89 feet to a POINT; THENCE along a curve to the left having a radius of 257.60 feet and an arc length of 120.56 feet, being subtended by a chord of North 86 degrees 48 minutes 52 seconds East for a distance of 119.46 feet to a POINT; THENCE North 73 degrees 24 minutes 25 seconds East for a distance of 202.55 feet to a POINT; THENCE along a curve to the right having a radius of 324.80 feet and an arc length of 142.81 feet, being subtended by a chord North 86 degrees 00 minutes 10 seconds East for a distance of 141.66 feet to a POINT; THENCE South 81 degrees 18 minutes 45 seconds East for a distance of 58.08 feet to a POINT; said point being the True Point of Beginning, said tract being designated “Tract Two – 2.036 acres” as shown on plat of ALTA/ACSM Land Title Survey prepared by Precision Planning, Inc. for Northridge Parkway, LLC, Dutch American Finance, LLC, Chicago Title Insurance Company and Paul J. A. van Hessen, bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated February 9, 2012.

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TOGETHER WITH, a non-exclusive right, title and interest in and to the easements appurtenant to the above described Tracts created pursuant to that certain:

(i) Amended and Restated Declaration of Reciprocal Easements among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, NationsBank of Georgia, N.A., formerly known as The Citizens and Southern National Bank, and Roberts Properties Highland Park, L.P., a Georgia limited partnership, dated as of August 12, 1994, filed August 19, 1994, recorded in Deed Book 18640, page 98, Fulton County, Georgia records; as amended by that certain First Amendment to Amended and Restated Declaration of Reciprocal Easements between and among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, Roberts Properties Residential, L.P. and Roberts Properties, Inc., dated December X, 1995, filed December 21, 1995, recorded in Deed Book 20394, page 302, aforesaid records; as re-filed on February 5, 1996, re-recorded in Deed Book 20586, page 132, aforesaid records; as further amended by that certain Second Amendment to Amended and Restated Declaration of Reciprocal Easements between and among Roberts Properties Residential, L.P., a Georgia limited partnership, and Gateway Mosswood, Inc., dated August 6, 2003, filed August 7, 2003, recorded in Deed Book 35630, page 176, aforesaid records;

(ii) Grant of Drainage Easement by and between Roberts Properties, Inc., a Georgia corporation, and Northridge Atlanta, Inc., a Delaware corporation, dated February 23, 2001, filed March 2, 2001, recorded in Deed Book 30028, page 362, aforesaid records (the “Drainage Easement”); and

(iii) Declaration of Easements by Roberts Properties Residential, L.P., a Georgia limited partnership, dated June 28, 2001, filed June 29, 2001, recorded in Deed Book 30621, page 508, aforesaid records; as amended by that certain First Amendment to Declaration of Easements by Roberts Properties Residential, L.P., a Georgia limited partnership and Northridge Parkway, LLC, a Georgia limited liability company, dated October 30, 2013, filed November 5, 2013, recorded in Deed Book 53314, page 578, aforesaid records.

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exhibit b

1.	General and special taxes and assessments for the year 2015 and subsequent years, not yet due and payable.

2.	Easement from G. B. Powell, agent for Ebb Rutledge, to Georgia Power Company, dated November 3, 1937, filed November 22, 1937, recorded in Deed Book 1647, page 516, Fulton County, Georgia records.

3.	Easement from J. C. Brumbelow to Georgia Power Company, dated November 3, 1937, filed November 22, 1937, recorded in Deed Book 1689, page 83A, aforesaid records.

4.	Easement from Mrs. Mary Bullard to Georgia Power Company, dated November 3, 1937, filed November 22, 1937, recorded in Deed Book 1689, page 83B, aforesaid records.

5.	General Permit from John Sullivan to Southern Bell Telephone and Telegraph Company, dated March 10, 1953, filed February 20, 1954, recorded in Deed Book 2073, page 256, aforesaid records.

6.	Right-of-Way Easement from E. D. Spruill to Georgia Power Company, dated November 15, 1957, filed December 10, 1957, recorded in Deed Book 3283, page 656, aforesaid records.

7.	Easements contained in Dedication of Option from Mrs. Dozier Watkins and Mr. Dozier Watkins to Fulton County, dated July 14, 1964, filed September 28, 1964, recorded in Deed Book 4306, page 173, aforesaid records.

8.	Permit for Anchors, Guy Poles and Wires from William B. Orkin and Sanford Orkin to Georgia Power Company, dated January 14, 1972, filed March 16, 1972, recorded in Deed Book 5550, page 106, aforesaid records.

9.	Sewer Easement from Northridge Associates, Ltd. to Fulton County, Georgia, dated September 1, 1981, filed October 19, 1981, recorded in Deed Book 7980, page 310, aforesaid records, as shown on the Survey.

10.	Easement Agreement between General Electric Real Estate Equities, Inc., a Delaware corporation, and First Capital Institutional Real Estate, Ltd., a Florida limited partnership, dated September 28, 1983, filed September 29, 1983, recorded in Deed Book 8659, page 152, aforesaid records, as shown on the Survey.

11.	Sewer Easement from Northridge Associates, Ltd. to Fulton County, Georgia, not dated, filed October 25, 1984, recorded in Deed Book 9224, page 50, aforesaid records, as shown on the Survey.

12.	Easement Agreement from Northridge Associates, Ltd., a Georgia limited partnership, to Northridge 400 Associates, a Georgia general partnership, and MLH Income Realty Partnership III, a New York limited partnership, dated August 29, 1985, filed September 5, 1985, recorded in Deed Book 9694, page 172, aforesaid records, as shown on the Survey.

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13.	Right of Way Easement from Northridge Associates, Ltd., a partnership, to Southern Bell Telephone and Telegraph Company, dated January 9, 1986, filed January 13, 1986, recorded in Deed Book 9917, page 396, aforesaid records.

14.	Amended and Restated Declaration of Reciprocal Easements among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, NationsBank of Georgia, N.A., formerly known as The Citizens and Southern National Bank, and Roberts Properties Highland Park, L.P., a Georgia limited partnership, dated as of August 12, 1994, filed August 19, 1994, recorded in Deed Book 18640, page 98, aforesaid records; as amended by that certain First Amendment to Amended and Restated Declaration of Reciprocal Easements between and among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, Roberts Properties Residential, L.P. and Roberts Properties, Inc., dated December X, 1995, filed December 21, 1995, recorded in Deed Book 20394, page 302, aforesaid records; as re-filed on February 5, 1996, re-recorded in Deed Book 20586, page 132, aforesaid records; as further amended by that certain Second Amendment to Amended and Restated Declaration of Reciprocal Easements between and among Roberts Properties Residential, L.P., a Georgia limited partnership, and Gateway Mosswood, Inc., dated August 6, 2003, filed August 7, 2003, recorded in Deed Book 35630, page 176, aforesaid records.

15.	Easement contained in Right of Way Deed from Roberts Properties, Inc. to Fulton County, dated June 21, 1999, filed October 7, 1999, recorded in Deed Book 27741, page 132, aforesaid records.

16.	Obligations contained in Grant of Drainage Easement between Roberts Properties, Inc., a Georgia corporation, and Northridge Atlanta, Inc., a Delaware corporation, dated February 23, 2001, filed March 2, 2001, recorded in Deed Book 30028, page 362, aforesaid records.

17.	Declaration of Easements by Roberts Properties Residential, L.P., a Georgia limited partnership, dated June 28, 2001, filed June 29, 2001, recorded in Deed Book 30621, page 508, aforesaid records; as amended by that certain First Amendment to Declaration of Easements by Roberts Properties Residential, L.P., a Georgia limited partnership and Northridge Parkway, LLC, a Georgia limited liability company, dated October 30, 2013, filed November 5, 2013, recorded in Deed Book 53314, page 578, aforesaid records.

18.	Lease between The Oxford Group, Inc., as Lessor, and The Kroger Co., as Lessee, dated July 15, 1981, filed July 28, 1981, recorded in Deed Book 7911, page 156, aforesaid records; as amended by that certain Amended Lease between The Oxford Group, Inc., as Lessor, and The Kroger Co., as Lessee, undated, filed February 4, 1983, recorded in Deed Book 8368, page 436, aforesaid records; as further amended by that certain Second Amended Lease between First Capital Institutional Real Estate, Ltd.-1, as Lessor, and The Kroger Co., as Lessee, dated as of January 3, 1984, filed January 18, 1984, recorded in Deed Book 8812, page 497, aforesaid records; as further amended by that certain Lease Modification Agreement #2 between First Capital Institutional Real Estate, Ltd.-1, as Lessor, and The Kroger Co., as Lessee, dated November 21, 1983 and January 3, 1984, filed March 2, 1984, recorded in Deed Book 8869, page 327, aforesaid records (only affects the Drainage Easement).

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19.	Declaration of Restrictions and Cross Easement Agreement between Northridge Associates and First Capital Institutional Real Estate, Ltd., dated as of September 29, 1983, filed September 29, 1983, recorded in Deed Book 8659, page 143, aforesaid records (only affects the Drainage Easement).

20.	Slope Easement Agreement by First Capital Institutional Real Estate, Ltd.-1 in favor of Pointe/North Limited, dated as of November 14, 1984, filed December 5, 1984, recorded in Deed Book 9282, page 224, aforesaid records (only affects the Drainage Easement).

21.	Easement from Northridge Atlanta, Inc. to Georgia Power Company, dated December 30, 1996, filed May 14, 1997, recorded in Deed Book 22596, page 167, aforesaid records (only affects the Drainage Easement).

22.	The following matters as disclosed by ALTA/ACSM Land Title Survey prepared by Precision Planning, Inc. for Northridge Parkway, LLC, Dutch American Finance, LLC, Chicago Title Insurance Company and Paul J. A. van Hessen, bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated February 9, 2012, and such state of facts occurring after February 9, 2012 which would be disclosed by a current survey and inspection of the real property herein described:

(a)	Branch running through the northwesterly portion of Tract One of subject property;
(b)	Encroachments of concrete sidewalks along southerly boundary line of Tract One of subject property;
(c)	Limits of landscape area encroachments along the northerly boundary line of Tract One of subject property;
(d)	Encroachment of concrete wing wall onto Tract Two of subject property across its easterly boundary line;
(e)	Concrete wall running along the southerly boundary line of Tract Two of subject property;
(f)	Branch running through portions of Tract Two of subject property;
(g)	Encroachment of concrete headwall onto adjacent property across the southerly boundary line of Tract Two of subject property.

23.	Easement from Roberts Properties Residential, L.P., a Georgia limited partnership, to BellSouth Telecommunications, Inc., dated September 17, 2001, filed October 15, 2001, recorded in Deed Book 31144, page 7, aforesaid records, as shown on the Survey. (affects Tract Two)

24.	Easements acquired by condemnation in that certain Order and Judgment styled Department of Transportation vs. 0.047 acres of land and certain easement rights, Roberts Residential, L.P., The Hellenic Tower, Inc., Northridge Atlanta, Inc., Northridge Park Owners Association, Inc., Bank of North Georgia and SouthTrust Bank, Civil Action File No. 2005-CV-98320, dated March 15, 2005, filed March 22, 2007, recorded in Deed Book 44685, page 645, aforesaid records. (affects Tract Two)

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25.	Water Utility System Easement from Northridge Parkway, LLC to City of Atlanta, dated June 22, 2012, filed July 16, 2012, recorded in Deed Book 51425, page 669, aforesaid records.

26.	Rights of upper and lower riparian owners in and to the waters of the stream traversing the subject property, and the natural flow thereof.

27.	All zoning and other land use laws, regulations and codes.

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SALES CONTRACT

By and Between

NORTHRIDGE PARKWAY, LLC,

a Georgia limited liability company,

as Seller,

and

VISTA ACQUISITIONS, LLC,

a Georgia limited liability company, as Purchaser.

March 31, 2015

Property Located At:

Land Lots 25 and 26 of the 17th District and in Land Lots 385 and 386 of the 19th District, Fulton County, Georgia